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EXHIBIT 99A4
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COMBINED BALANCE SHEETS                 U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                           September 30, December 31,
In millions                                     1996        1995
--------------------------------------    ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                        $106          $172
 Accounts and notes receivable                   1,593         1,617
 Inventories and supplies                          185           193
 Deferred tax asset                                231           259
 Prepaid and other                                  67            51
                                          ---------------------------
   Total current assets                          2,182         2,292
                                          ---------------------------

Property, plant and equipment - net             13,799        13,529
Other assets                                       841           764
                                          ---------------------------
   Total assets                                $16,822       $16,585
                                          ===========================

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                $1,115        $1,065
 Accounts payable                                  661           851
 Dividends payable                                 257           254
 Other                                           1,551         1,437
                                          ---------------------------
   Total current liabilities                     3,584         3,607
                                          ---------------------------

Long-term debt                                   5,661         5,689
Postretirement and other postemployment
 benefit obligations                             2,331         2,351
Deferred taxes, credits and other                1,429         1,462

Communications Group equity                      3,817         3,476
                                          ---------------------------
   Total liabilities and equity                $16,822       $16,585
                                          ===========================

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